GLYKO BIOMEDICAL LTD.
                              Scotia Plaza, Suite 2100
                                 40 King Street West
                               Toronto, Ontario M5H 3C2
                                         Canada

           FORM OF PROXY SOLICITED BY THE MANAGEMENT FOR USE AT THE
                     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                   JUNE 26, 1997

The undersigned  Shareholder(s)  of GLYKO BIOMEDICAL LTD. hereby appoint(s) John
C. Klock, President and Chief Executive Officer, or failing him John H. Craig, Secretary, or failing him, Mark I. Young, Assistant-Secretary, or in lieu of the foregoing as nominee of the undersigned to attend, act and vote for the undersigned at the Annual Meeting of the Shareholders of the Corporation to be held on the 26th day of June, 1997, and at any adjournment or adjournments thereof to the same extent and with the same power as if the undersigned was present at the Annual Meeting or adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees designated above are directed to:

(a)  VOTE    (   )  WITHHOLD FROM VOTING (   ) in respect of the election of
                                                  Directors;

(b)  VOTE    (   )  WITHHOLD FROM VOTING (   ) in respect of the appointment of
                                                Auditors and authorizing the
                                                Directors to fix their
                                                remuneration;

(c)  VOTE    (   ) WITHHOLD FROM VOTING  (   ) on such other matters as may come
                                                 properly before the Annual
                                                 Meeting:

hereby revoking any proxy previously given.

If any amendments or variations to matters identified in the Notice of Annual Meeting are proposed at the Annual Meeting or any adjournment or adjournments thereof or if any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Annual Meeting or any adjournment or adjournments thereof.

This proxy is solicited by the Management of the Corporation. A Shareholder has the right to appoint a person to represent him and to attend and act for him on his behalf at the Annual Meeting or any adjournment or adjournments thereof other than the nominees designated above and may exercise such right by striking out the names of the persons designated above and inserting the name of his nominee in the blank space provided above for that purpose.

DATED the    day of               , 1997.


Signature of Shareholder(s)


Name(s) of Shareholder(s)
(Please Print)


Number of Shares Represented
by this Proxy

Notes:

1. This form of proxy must be dated and signed by the Shareholder or his attorney authorized in writing or, if the Shareholder is a body corporate, this form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized.

2. The shares represented by this proxy will be voted, voted for, withheld from voting or voted against in accordance with the instructions of the Shareholder on any ballot that may be called for. Where no specification is made to vote or withhold from voting in respect of the election of Directors or the appointment of Auditors, the nominees are directed to vote the shares represented by this proxy

3. This proxy ceases to be valid one year from its date.

4. Please date the proxy. If not dated, the proxy shall be deemed to be dated on the day on which it is mailed.

5. If your address as shown is incorrect, please give your correct address when returning this proxy.

Return all forms of proxy to:

Montreal Trust Company of Canada
151 Front Street West, 8th Floor
Toronto, Ontario  M5J 2N1
Canada